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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
Sylvan Learning Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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YOUR VOTE IS IMPORTANT. Please sign, date and return the enclosed proxy card promptly, whether or not you plan to attend the Sylvan Learning Systems, Inc. Annual Meeting.

SYLVAN LEARNING SYSTEMS, INC.
1001 Fleet Street
Baltimore, Maryland 21202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 6, 2002

To the Stockholders of Sylvan Learning Systems, Inc.:

        Notice is hereby given that the Annual Meeting of Stockholders of Sylvan Learning Systems, Inc. ("Sylvan") will be held at Sylvan Learning Systems, Inc., 1001 Fleet Street, Baltimore, Maryland 21202, on June 6, 2002 at 10:00 a.m., Eastern Time, for the following purposes:

  I.
  To elect three Class II directors.

  II.
  To ratify the selection of Ernst & Young LLP as the independent auditors of Sylvan for the year ending December 31, 2002.

  III.
  To transact such other business as may properly come before the meeting.

        Accompanying this notice is a Proxy Card and Proxy Statement and a copy of Sylvan's Annual Report for the year ended December 31, 2001. Whether or not you expect to be present at the Annual Meeting, please sign and date the Proxy Card and return it in the enclosed envelope provided for that purpose prior to the date of the Annual Meeting. The Proxy may be revoked at any time prior to the time that it is voted at the Annual Meeting. The Board of Directors fixed April 22, 2002 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Only stockholders of record at the close of business on April 22, 2002 will be entitled to vote at the Annual Meeting.

        You are cordially invited to attend the Annual Meeting, and you may vote in person even though you have returned your Proxy Card.

                      BY ORDER OF THE BOARD OF DIRECTORS
                      Robert W. Zentz
                      Secretary

Baltimore, Maryland
April 30, 2002

SYLVAN LEARNING SYSTEMS, INC.
1001 Fleet Street
Baltimore, Maryland 21202
(410) 843-8000

PROXY STATEMENT

INTRODUCTION

        This Proxy Statement and the accompanying proxy are furnished to stockholders of Sylvan Learning Systems, Inc. ("Sylvan") in connection with the solicitation of proxies by Sylvan's Board of Directors to be used at the Annual Meeting of Stockholders described in the accompanying notice and at any adjournments thereof (the "Annual Meeting"). The purpose of the Annual Meeting is to: 1) elect three directors, 2) ratify the selection of Ernst & Young LLP as independent auditors of Sylvan for the year ending December 31, 2002 and 3) transact such other business as may properly come before the Annual Meeting. This Proxy Statement and the accompanying proxy are first being sent to stockholders on or about May 3, 2002.

        The record of stockholders entitled to notice of and to vote at the Annual Meeting was taken as of the close of business on April 22, 2002 (the "Record Date"). On the Record Date, there were outstanding and entitled to vote 39,817,530 shares of Common Stock, par value $.01 per share (the "Sylvan Common Stock").

        The presence, in person or by proxy, of the holders of a majority of the shares of Sylvan Common Stock issued and outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum at the meeting. In the election of directors, each share of Sylvan Common Stock may be voted for as many individuals as there are directors to be elected. Votes may only be cast "FOR" the election of a director; cumulative voting is not permitted. Those individuals receiving the highest number of votes "FOR" election to the Board of Directors shall be considered duly elected. For all matters except the election of directors, each share is entitled to one vote. The affirmative vote of a majority of the shares of Sylvan Common Stock present in person or represented by proxy at the Annual Meeting is required for approval and/or ratification of all matters (other than the election of directors) being submitted to the stockholders for their consideration. An automated system administered by Sylvan's transfer agent will be used to tabulate the votes. Abstentions, votes against or withholding approval and broker non-votes will be counted to determine whether a quorum is present. Abstentions and votes against or withholding approval will be counted as votes against any given proposal, whereas broker non-votes will not be counted in determining whether a particular proposal has been approved by the stockholders.

        This solicitation is being made primarily by mail, but directors, officers and employees may also engage in the solicitation of proxies by telephone. Sylvan is paying the cost of soliciting proxies. Sylvan will not pay compensation in connection with the solicitation of proxies, except as reimbursement to brokers, custodians, nominees and other record holders for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners.

Voting By Proxy

        The Board of Directors has selected Douglas L. Becker to act as proxy with full power of substitution. Any stockholder executing a proxy has the power to revoke the proxy at any time before it is voted at the Annual Meeting. This right of revocation is not limited or subject to compliance with any formal procedure. Any stockholder may attend the meeting and vote in person, whether or not he has previously given a proxy.

        With respect to the proposal regarding election of directors, stockholders may (a) vote in favor of all nominees, (b) withhold their votes as to all nominees or (c) withhold their votes as to specific nominees by so indicating in the appropriate space on the enclosed proxy card. With respect to the proposal to approve and ratify the appointment of Ernst & Young LLP as Sylvan's independent auditors for the year ending December 31, 2002, stockholders may (i) vote "for", (ii) vote "against" or (iii) abstain from voting as to such matter. All properly executed proxy cards delivered by stockholders and not revoked will be voted at the Annual Meeting in accordance with the directions given. If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a properly executed proxy card will be voted "FOR" the election of each of management's nominees for director and to approve and ratify the appointment of Ernst & Young LLP as Sylvan's independent auditors. Management knows of no other matters that may come before the Annual Meeting for consideration by the stockholders. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy card as proxies will vote upon such matters in accordance with their judgment.

        Stockholders who do not expect to attend the Annual Meeting in person are urged to execute and return the enclosed proxy card promptly. Any stockholder delivering a proxy has the power to revoke it at any time before it is voted by giving written notice of revocation to the Secretary of Sylvan, by executing and delivering to the Secretary a proxy card bearing a later date, or by voting in person at the Annual Meeting. Any stockholder also may be represented by another person at the Annual Meeting by executing a form of proxy designating such person to act on the stockholder's behalf at the Annual Meeting.

        IF YOU DECIDE TO VOTE BY PROXY, YOUR PROXY CARD WILL BE VALID ONLY IF YOU SIGN, DATE AND RETURN IT BEFORE THE ANNUAL MEETING.

I.    ELECTION OF SYLVAN DIRECTORS

        The Board of Directors is comprised of nine persons separated into three classes, with each class serving a three-year term. R. Christopher Hoehn-Saric and Judith D. Moore currently serve in Class II and are subject to re-election for a three-year term beginning at the 2002 Annual Meeting. Mr. Hoehn-Saric is nominated for re-election. However, Ms. Moore has decided not to seek re-election, and the Board has nominated David A. Wilson in her place. In addition, the Board had elected John A. Miller to fill the vacant Class II director position in October of 2001 to serve until the 2002 Annual Meeting. The board now nominates John A. Miller to a full three-year term as a Class II director. Three directors serve in Class III and will be subject to re-election for a three-year term beginning at the 2003 Annual Meeting. Three directors serve in Class I and are subject to re-election for a three-year term beginning at the 2004 Annual Meeting.

        Each of the nominees has agreed to serve as a director if elected. If any of the nominees cannot serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees. If that happens, we will vote all valid proxies for the election of the substitute nominee or nominees. The Board of Directors may also decide to leave the Board seat or seats open until a suitable candidate or candidates are located, or it may decide to reduce the size of the Board.

        The individuals receiving the highest number of votes "FOR" election to the Board of Directors will be considered duly elected.

        The Board of Directors unanimously recommends that stockholders vote "FOR" its three nominees for directors.

Information Concerning Nominees

        The following table presents information concerning the persons nominated by the Board of Directors for election at the Annual Meeting as Class II directors. Information with respect to the number of shares of the Sylvan Common Stock beneficially owned by each of the nominees, directly or indirectly, appears on page 17 of this Proxy Statement.

Name and Age	Director Since	Nominated For Term Expiring	Principal Occupation, Directorships with Public Companies and other Information
R. Christopher Hoehn-Saric (39)	December 1986	2005 Annual Meeting	In February 2000, Mr. Hoehn-Saric assumed the leadership position of Sylvan's venture subsidiary as Chairman and Chief Executive Officer. Previously, Mr. Hoehn-Saric served as Chairman and Co-Chief Executive Officer of Sylvan since April 1993 and was President of Sylvan from 1988 until 1992. He has been a Director of Sylvan since December 1986.
John A. Miller (48)	October 2001	2005 Annual Meeting
Mr. Miller has been the President since 1987 of North American Corporation of Illinois, a multi-divisional supplier and solutions provider specializing in industrial paper products, specialty packaging, and other commercial consumables. Mr. Miller is also a director of the Illinois Governor's Economic Development Board, Altantic Premium Brands, the Chicago Convention and Tourism Bureau, Northwestern Hospital and The Waveland Group.
David A. Wilson (60)		2005 Annual Meeting
Mr. Wilson has been President and CEO of the Graduate Management Admission Council, a not-for-profit education association dedicated to creating access to graduate management and professional education, since 1995 and provides the GMAT (Graduate Management Aptitude Test). Mr. Wilson is also a director of iLearning, Inc., the National Board of Junior Achievement and the Board of Directors and Conseil Magistral of the Conférie de la Chaîne des Rôtisseurs, and is a member of the American Institute of Public Accountants Strategic Planning Committee.

Information Concerning Continuing Directors

Name and Age	Director Since	Term Expires	Principal Occupation, Directorships with Public Companies and other Information
Douglas L. Becker (36)	December 1986	2004 Annual Meeting	Mr. Becker has been Chairman and Chief Executive Officer of Sylvan since February 2000. Previously, he was President and Co-Chief Executive Officer of Sylvan since April 1993. From February 1991 until April 1993, Mr. Becker was the Chief Executive Officer of the Sylvan Learning Center Division of Sylvan. He has been a Director of Sylvan since December 1986. Mr. Becker also serves as a director of Constellation Energy Corporation.
R. William Pollock (73)	December 1995	2003 Annual Meeting
Mr. Pollock serves as Chairman of the Board of Drake Holdings Limited, a company which owns interests in various businesses throughout the world. He is also one of the prior owners of Drake Prometric, L.P., acquired by Sylvan in 1995 and sold in 2000. Mr. Pollock founded Drake International Inc. in Canada in 1951.
James H. McGuire (58)	December 1995	2004 Annual Meeting
Mr. McGuire has served as President of NJK Holding Company since 1992. NJK Holding Company controls some of the interests of Nasser J. Kazeminy (one of the prior owners of Drake Prometric, L.P., acquired by Sylvan in 1995 and sold in 2000) in various businesses throughout the country.
Laurence M. Berg (36)	June 2000	2003 Annual Meeting
Mr. Berg has been a principal with Apollo Advisors, L.P. since 1995, which together with its affiliates, serves as managing general partner of Apollo Investment Funds, a series of private securities investment funds. Mr. Berg is also a director of AMC Entertainment Inc. and Rent-A-Center, Inc..
Michael S. Gross (40)	June 2000	2003 Annual Meeting
Mr. Gross was one of the founding principals in 1992 of Apollo Advisors, L.P., which, together with its affiliates, acts as managing general partner of the Apollo Investment Funds, a series of private securities investment funds. Mr. Gross is also director of Allied Waste Industries, Inc., Converse, Inc., Encompass Services Corporation, The Florsheim Group, Inc., Saks, Inc. and United Rentals, Inc.

Richard W. Riley (68)	June 2001	2004 Annual Meeting
Mr. Riley is currently a partner with the law firm of Nelson Mullins Riley & Scarborough in South Carolina. From 1992 until 2001, Mr. Riley served as U.S. Secretary of Education during the Clinton administration. Mr. Riley was Governor of South Carolina from 1978 through 1985.

Information Regarding the Sylvan Board, Committees and Remuneration

        During calendar year 2001, there were five regular meetings and three special meetings of the Board of Directors of Sylvan. Each director attended at least 75% of the combined total number of meetings of the Board and Board Committees of which he or she were a member. The Sylvan Board has an Audit Committee, a Compensation Committee and a Nominating Committee.

        The Audit Committee meets with Sylvan's independent accountants to review whether satisfactory accounting procedures are being followed by Sylvan, whether its internal accounting controls are adequate and to monitor non-audit services performed by the independent accountants and review fees charged by the independent accountants. The Audit Committee also recommends to the Board of Directors the selection of independent accountants. During 2001, non-employee directors James H. McGuire, John A. Miller and Laurence M. Berg were the members of the Audit Committee. There were four meetings of the Audit Committee during 2001. The report of the Audit Committee required by the rules of the Securities and Exchange Commission is included in this Proxy Statement.

        The Compensation Committee establishes the compensation for executive officers of Sylvan and generally reviews benefits and compensation for all officers and employees. It also administers Sylvan's stock option plans. During 2001, non-employee directors James H. McGuire, Laurence M. Berg and Judith D. Moore were the members of the Compensation Committee, which met on two occasions. The report of the Compensation Committee required by the rules of the Securities and Exchange Commission is included in this Proxy Statement.

        In 2001, the Board formed a Nominating Committee consisting of non-employee directors Judith D. Moore and John A. Miller. The Nominating Committee screens and evaluates candidates for Board and committee vacancies and reviews Board compensation matters.

        Directors who are not employees of Sylvan and are not contractually prohibited (currently Mr. Pollock does not receive compensation from Sylvan) receive compensation of $15,000 per year for service on the Sylvan Board or any committee thereof, $5,000 per year for service as the Chairman of the Compensation, Audit or Nominating Committee and $1,200 per meeting of the Board and committees. All directors are reimbursed for their out-of-pocket expenses in connection with attending meetings. Under the attended 1998 Stock Incentive Plan, each non-employee director, upon appointment, election or re-election to the Sylvan Board, and continuation of service on the Sylvan Board as of the anniversary of election or appointment as long as he or she continues as a director, is granted an option to purchase 5,000 shares of Sylvan Common Stock at an exercise price equal to the fair market value of the stock on the date of the grant.

Section 16(a) Beneficial Ownership Reporting Compliance

        Based upon our records and other information, we believe all our Directors and Executive Officers and other stockholders who may own 10% or more of Sylvan Common Stock have complied with the requirements of the Securities and Exchange Commission to report ownership and transactions which change ownership, except Mr. Becker and Mr. Pollock, both of whom had one late filing.

Certain Relationships and Related Transactions

        Mr. Becker and Mr. Hoehn-Saric each hold fully vested options to purchase approximately 4.3% of the common stock of Sylvan International B.V. ("SIBV") at a total exercise price of $1,716,750 and Mr. Appadoo holds options to purchase approximately 3.6% of the common stock of SIBV, subject to a five-year vesting schedule, at a total exercise price of $1,299,375.

        As additional compensation, pursuant to the Employment Agreements of Mr. Becker and Mr. Hoehn-Saric, Membership Profit Interest Plan (the "Profit Interest Plan") of Sylvan Ventures, LLC ("Sylvan Ventures"), and the related Membership Profit Interest Grant Agreements effective June 30, 2000, Sylvan Ventures granted a profit interest of 15 Common Units to Mr. Becker and a profit interest of 40 Common Units to Mr. Hoehn-Saric, representing the right to receive a maximum of 3% and 8%, respectively, of Sylvan Ventures' profits. Mr. Becker's profit interest vests as follows: 3.75 Common Units vested on February 24, 2001, and 0.3125 Common Units vest monthly thereafter for 36 months. Mr. Hoehn-Saric's profit interest vests as follows: 10 Common Units vested on June 30, 2000, 7.5 Common Units vested on February 24, 2001, and 0.625 Common Units vest monthly thereafter for 36 months. In both cases, the entire unvested profit interest will become fully vested upon a "Change of Control" of Sylvan or Sylvan Ventures. Mr. Becker and Mr. Hoehn-Saric are entitled to receive allocations and distributions of Sylvan Ventures' profit during the period of their respective employment for both the vested and unvested portions of the profit interest. However, the entire unvested profit interest will be forfeited upon termination of employment, except to the extent vesting is accelerated in connection with such termination as provided in the Employment Agreements.

        Under Sylvan Ventures' Profit Interest Plan and its Limited Liability Company Agreement, the maximum profit interest allocable to all Common Units granted under the Profit Interest Plan is 20% (assuming that all 100 Common Units reserved under the Profit Interest Plan are granted). Consequently, each Common Unit of profit interest entitles the holder to receive a maximum of 0.2% of Sylvan Ventures' profits, if any. In the event of a qualified initial public offering of Sylvan Ventures, Inc. ("SVI") or other corporate successor of Sylvan Ventures, all profit interests will convert (upon approval of the Sylvan Ventures' Board) into common stock or options based on the valuation of Sylvan Ventures, and holders of profit interests will receive stock options or warrants for additional shares of common stock so that the total equity stake of such holders immediately prior to such offering is equal to 20% (or, if less, that portion of the maximum 20% profit interest actually granted under the Profit Interest Plan).

        Mr. Hoehn-Saric is Chairman of iLearning, Inc. a company which Sylvan Ventures owns 20.9% of on a fully diluted basis.

        Relationships with Caliber Learning Network, Inc.    On June 15, 2001, Caliber filed a voluntary petition under Chapter 11 of the Bankruptcy Code. Prior to the bankruptcy filing, Douglas L. Becker and R. Christopher Hoehn-Saric resigned as directors. As of the filing date, Sylvan owned 1,227,393 shares of Caliber Common Stock, 5,167,328 shares of 6% Non-Voting Convertible Preferred Stock convertible into Common Stock on a share-for-share basis, and 100,000 shares of Series B Convertible Preferred Stock convertible into 2,857,143 shares of Caliber Common Stock. On a fully-diluted basis, Sylvan owned 34.61% of Caliber Common Stock. Messrs. Becker and Hoehn-Saric were also investors in Caliber.

        Under an Intercompany Management and Facility Use Agreement between Sylvan and Caliber, Sylvan provided Caliber with the use of certain facilities for Caliber's corporate offices in Baltimore, Maryland, and certain administrative support and executive management services, including financial management; tax and accounting services; legal services; management information services; and human resources support. In December 2000, Sylvan had entered into a loan agreement with Caliber for $7.1 million reflecting unpaid service, leasing and employee benefit charges with the note secured against all of Caliber's assets. Caliber made a payment under the note of $1 million. At the date of bankruptcy filing, Sylvan recorded a loss on investment of $14.2 million consisting of $7.5 million of advances and receivables and the accrual of $6.7 million of estimated liability relating to Sylvan's guarantee of certain non-cancellable Caliber lease obligations and other Caliber related liabilities incurred by Sylvan.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

        The Compensation Committee consists of Messrs. Berg, McGuire and Ms. Moore. Ms. Moore until April 2002 was the President of Chauncey Group International which has a 16.7% ownership interest in iLearning, Inc., a company which Sylvan Ventures owns 20.9% of on a fully diluted basis and of which Mr. Hoehn-Saric is Chairman. Pursuant to a stock purchase agreement dated September 9, 1999, Sylvan Learning Systems, Inc. owns 52,632 shares of convertible preferred stock in Chauncey Group International, Ltd.. Mr. Miller was an investor in a limited liability company from which Sylvan purchased learning centers in Boston, Atlanta and Pittsburgh. No other of these Directors was a party to any transaction with Sylvan which requires disclosure under Item 402(j) of Regulation S-K.

Compensation of Executive Officers and Directors

        Compensation of Executive Officers.    The following table shows for the years ended December 31, 2001, 2000 and 1999, compensation paid by Sylvan, including salary, bonuses, stock options and certain other compensation, to its Chief Executive Officer and each of its other most highly compensated executive officers on December 31, 2001 (the "Named Executive Officers"):

SUMMARY COMPENSATION TABLE
		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary $	Bonus(1) $	Other Annual $ Compensation	Shares Underlying Options(#)	All Other Compensation(2)
Douglas L. Becker Chairman of the Board and Chief Executive Officer	2001 2000 1999	385,000 350,000 331,250	315,000 – 300,000	– – –	100,000 – 1,575,000
R. Christopher Hoehn-Saric Chairman of the Board and Chief Executive Officer — Sylvan Ventures	2001 2000 1999	385,000 350,000 331,250	350,000 – 300,000	– – –	– – 1,575,000	– – –
Sean R. Creamer Senior Vice President and Chief Financial Officer	2001 2000 1999	191,667 150,417 129,850	152,800 155,250 36,000	– – –	– – –	– – –
B. Lee McGee Executive Vice President — Sylvan Ventures	2001 2000 1999	250,000 250,000 231,250	250,000 250,000 200,000	– – –	– – –	– – –
Peter Cohen President and Chief Operating Officer	2001 2000 1999	297,500 261,667 224,167	202,500 74,700 90,300	– – –	– – –	– – –
Raph Appadoo (3) President and Chief Executive Officer Sylvan International Universities	2001 2000 1999	250,000 263,462 –	187,500 – –	– – –	– 1,312,500 –	$9,952 – –
Paula R. Singer President and Chief Financial Officer — Online Higher Education	2001 2000 1999	223,750 204,792 182,083	105,000 – 64,750	– – –	– – –	– – –

(1)
The bonus amount paid in a year represents performance for the prior year.
(2)
The amount in this column represents relocation expenses for Mr. Appadoo.
(3)
Mr. Appadoo was hired in 2000.

        Option Grants in Last Fiscal Year.    Mr. Becker was granted 100,000 options to vest 100% at the end of 2005 based on continued employment, however, the Compensation Committee may accelerate vesting based on earning per share goals defined by the Board of Directors at the beginning of each year for the years 2002 - 2004. Mr. Becker's grant was from the 1996 Senior Mangement Stock Option Plan. Mr. Creamer was granted 10,000 options in May 2001 from the 1998 Stock Incentive Plan with 50% vested December 31, 2001 and 50% to vest on December 31, 2002. The 40,000 shares granted in September 2001 were granted from the 1996 Senior Management Stock Option Plan and are subject to a five-year vesting schedule.

	Number of Securities Underlying Options Granted	Percent of Total Options Granted To Employees In Fiscal Year				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
				Exercise or Base Price Per Share	Expiration Date
Name						5%	10%
R. Christopher Hoehn-Saric	–	–		–	–	–	–
Douglas L. Becker	100,000	9.1%		19.43	12/14/2011	1,221,942.26	3,096,641.60
B. Lee McGee	–	–		–	–	–	–
Peter J. Cohen	–	–		–	–	–	–
Raph Appadoo (1)	–	–		–	–	–	–
Sean R. Creamer	10,000 40,000	0.9 3.6	% %	18.05 22.10	5/9/2011 9/20/2011	113,515 555,943	287,671 1,408,868
Paula R. Singer	–	–		–	–	–	–

(1)
Raph Appadoo was granted 25,000 options in Walden e-Learning, Inc. on May 4, 2001 at $4.00 per share with 20% vesting over 5 years.

        Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values.    The following table sets forth certain information concerning the exercise of stock options, the number of unexercised options and the value of unexercised options at the end of 2001 for the Named Executive Officers. Value is considered to be, in the case of exercised options, the difference between exercise price and market price on the date of exercise and, in the case of unexercised options and exercisable options, the difference between exercise price and market price at December 31, 2001.

Name	Shares Acquired Upon Exercises	Value Realized	Number of Securities Underlying Unexercised Options @ Year End (1) (2)		Value of Unexercised In-the-money Options @ Year End (1), (2), (3)
R. Christopher Hoehn-Saric	100,000	$1,621,801	1,373,1236.5 –	(E) (U)		$22,418,088 –	(E) (U)
Douglas L. Becker	100,000	$1,621,801	1,764,623.5 226,000	(E) (U)	$ $	23,606,628 264,000	(E) (U)
B. Lee McGee	10,500	$256,950	497,759 62,250	(E) (U)	$ $	1,460,411 –	(E) (U)
Peter J. Cohen	95,000	$905,900	124,750 44,000	(E) (U)	$ $	752,073 362,040	(E) (U)
Raph Appadoo	–	$–	7.6 31.4	(E) (U)	$ $	1,840,125 7,360,500	(E) (U)
Sean R. Creamer	–	$–	52,250 57,750	(E) (U)	$ $	243,646 111,480	(E) (U)
Paula R. Singer	–	$–	125,625 33,750	(E) (U)	$ $	649,932 201,600	(E) (U)

(1)
(E) = Exercisable; (U) = Unexercisable

(2)
Mr. Becker, Mr. Hoehn-Saric and Mr. Appadoo have options in securities of a Dutch international subsidiary of the Company, for which there is no public trading market. To determine the value of these unexercised in-the-money options, an estimate was determined by the Board of Directors. Mr. Becker and Mr. Hoehn-Saric have 45.5 options each and Mr. Appadoo has 38 options.

(3)
Value based upon the market price of our common stock on December 31, 2001, which was $22.07 per share.

Employment Contracts

        Messrs. Becker and Hoehn-Saric have employment contracts with Sylvan, with terms ending June 30, 2004. These agreements provide for Mr. Becker's employment by Sylvan as Chairman and Chief Executive Officer, and Mr. Hoehn-Saric's employment by SVI as Chairman and Chief Executive Officer.

        The Employment Agreements provide that Mr. Becker and Mr. Hoehn-Saric will each serve as a member of the Board of Managers (the "Ventures Board") of Sylvan Ventures, as a member of the Board of Directors of SVI (the "SVI Board"), and as a member of Sylvan Ventures' Investment Committee. Mr. Becker's Employment Agreement also provides that Mr. Becker will serve as a member of the Board of Directors of Sylvan (the "Sylvan Board"), and at the direction of the Sylvan Board, Mr. Becker will devote up to 50% of his business time and energies to Sylvan Ventures and SVI, with Sylvan Ventures required to reimburse Sylvan for a prorata portion of Mr. Becker's compensation, benefits and (if applicable) severance.

        The Employment Agreements provide for an initial annual base salary of $350,000 for each of Mr. Becker and Mr. Hoehn-Saric, subject to annual review by the Sylvan Board or its Compensation Committee (for Mr. Becker) and the SVI Board or its Compensation Committee (for Mr. Hoehn-Saric). Each of the Employment Agreements provides for an annual target bonus of up to 100% of base salary, with the bonus criteria being determined annually by the Sylvan Board (for Mr. Becker) and the SVI Board (for Mr. Hoehn-Saric).

        Mr. Becker and Mr. Hoehn-Saric each also may receive additional compensation under the Employment Agreements and Sylvan Ventures' Membership Profit Interest Plan. For a description of this additional compensation, see "Certain Relationships and Related Transactions."

        In addition to the base salary, bonus and profit interests, the Employment Agreements provide that Mr. Becker and Mr. Hoehn-Saric are entitled to participate in all benefit programs, plans or arrangements made available by Sylvan (in Mr. Becker's case) or SVI (in Mr. Hoehn-Saric's case) to their executives and key management employees. Each of Mr. Becker and Mr. Hoehn-Saric are also entitled to a $2.5 million life insurance policy during their period of employment.

        If either Mr. Becker's or Mr. Hoehn-Saric's employment is terminated as a result of death or "Total Disability," Sylvan (in Mr. Becker's case) or SVI (in Mr. Hoehn-Saric's case) must pay all amounts accrued under the Employment Agreement prior to termination. The portion of any unvested profit interest that would have become vested by the first anniversary of such termination will become immediately vested, and the entire remaining unvested profit interest will be forfeited.

        If either Mr. Becker's or Mr. Hoehn-Saric's employment is terminated by Sylvan (in Mr. Becker's case) or SVI (in Mr. Hoehn-Saric's case) for "Good Cause," or by Mr. Becker or Mr. Hoehn-Saric without a "Good Reason," Sylvan or SVI must pay all amounts accrued under the Employment Agreement prior to termination, but the entire remaining unvested profit interest will be forfeited.

        If either Mr. Becker or Mr. Hoehn-Saric is terminated by Sylvan (in Mr. Becker's case) or SVI (in Mr. Hoehn-Saric's case) without Good Cause, or by Mr. Becker or Mr. Hoehn-Saric for a Good Reason, Sylvan or SVI must continue to pay such officer's base salary (at the rate in effect during the year of termination) until the earlier of June 30, 2004 or the third anniversary of the date of termination (the "Severance Period"). In addition, to the extent permitted by law or the applicable insurance contracts, Sylvan or SVI must permit such officer to continue to participate in Sylvan's or SVI's insurance programs on the same basis as other executives until the earlier of the end of the Severance Period or the first anniversary of the date of termination. In lieu of the annual bonus described above, Sylvan or SVI must pay an annual "Assumed Bonus" for each year during the Severance Period, with the Assumed Bonus for a termination in 2001 being the actual bonus paid to such officer for 2000, and the Assumed Bonus for a termination after 2001 being the average of the actual bonuses paid to such officer for the two years immediately preceding the termination. Finally, the entire remaining unvested profit interest will become immediately vested.

        Mr. Becker's Employment Agreement provides that, during his term of employment or within 15 days after the expiration or termination thereof (other than termination by Sylvan with or without Good Cause, or termination as a result of Mr. Becker's death or Total Disability), Mr. Becker may notify the Ventures' Board or the SVI Board that he desires to be engaged by Sylvan Ventures or SVI as Co-Chief Executive Officer with Mr. Hoehn-Saric (or as Chief Executive Officer following termination of Mr. Hoehn-Saric's employment). If the Sylvan Board approves the request (or, solely in the case of termination of employment by Mr. Becker for Good Reason, without the approval), and Sylvan Ventures or SVI fail to engage Mr. Becker on substantially similar terms to those set forth in Mr. Hoehn-Saric's Employment Agreement (or Sylvan Ventures or SVI terminates such engagement without Good Cause within one year), Sylvan Ventures (or Sylvan, if the Sylvan Board and Ventures Board are under common control by independent directors) must pay Mr. Becker the severance benefits and compensation described above for a termination without Good Cause (such payment being in lieu of the severance package otherwise payable by Sylvan in the case of termination by Mr. Becker for Good Reason). In the event, following a termination of employment by Mr. Becker for Good Reason, Sylvan Ventures or SVI engages Mr. Becker on such terms, Sylvan is not required to pay the severance package otherwise payable upon termination for Good Reason.

        In the Employment Agreements, each of Mr. Becker and Mr. Hoehn-Saric has agreed not to disclose or use, except as required by law or court order, any "Trade Secrets or Confidential or Proprietary Information." In addition, during the term of employment and for a period of one year after the termination or expiration thereof, each of Mr. Becker and Mr. Hoehn-Saric has agreed not to engage, directly or indirectly, in specified activities and businesses that are competitive with Sylvan, Sylvan Ventures and/or SVI, and not to solicit or hire, directly or indirectly, the employees of Sylvan, Sylvan Ventures and/or SVI. These restrictions are subject to several exceptions, including that Mr. Becker and Mr. Hoehn-Saric are permitted to solicit and hire each other following termination of employment, and Mr. Becker and Mr. Hoehn-Saric are permitted to hold certain passive investments. In addition, the scope of restricted competition is limited after termination of employment by Sylvan or SVI without "Good Cause," by Mr. Becker or Mr. Hoehn-Saric for a "Good Reason" or following a "Change of Control," or if the employment term is not extended upon its expiration.

Compensation Committee Report

        Introduction.    The Compensation Committee consists of three non-employee directors, none of whom has ever been an officer or employee of Sylvan. The function of the Compensation Committee is to recommend to the Board of Directors policies regarding Sylvan's compensation of, and to recommend specific compensation for, Sylvan's executive officers. The Compensation Committee's responsibilities also include administering Sylvan's stock option plans and making decisions regarding option grants to officers and other key employees. The Compensation Committee also periodically reviews Sylvan's employee benefit plans that are intended to qualify under Section 401 of the Internal Revenue Code to determine whether any changes to those plans may be appropriate. The Compensation Committee meets at least once a year to review management performance and compensation, to recommend to the Board bonuses and option grants for current personnel and to establish performance objective for each officer. The Compensation Committee also meets on an as-needed basis to recommend compensation for newly created or expanded executive positions.

        Compensation Philosophy and Approach.    The principal elements of Sylvan's Executive Compensation Program consist of both annual and long-term compensation, including base salary and annual incentive cash bonuses and, at appropriate times, long-term incentive compensation in the form of stock options. The Committee has put primary emphasis on long-term incentive stock options based upon their belief that Mr. Becker should have a significant portion of his compensation contingent upon increases in the market price of Sylvan Common Stock and to a lesser extens the success of Sylvan Ventures that Mr. Hoehn-Saric should have a significant portion of his compensation dependent upon the success of Sylvan Ventures. Aided by the review of a compensation consulting firm, the Compensation Committee continues to believe that this approach and philosophy is appropriate.

        Base Salaries.    Sylvan's executive officer base salary levels are submitted for approval by the Board based on the Compensation Committee recommendations. In establishing compensation for Messrs. Becker and Hoehn-Saric, the Compensation Committee utilized recommendations of a compensation consulting firm. Based on the consulting firm's analysis of executive compensation, the salary of Messrs. Becker and Hoehn-Saric was set at $385,000 in 2001 compared to $350,000 in 2000 and $300,000 in 1998 and 1999.

        Annual Incentive Cash Bonus.    In addition to base salaries, executive officers of Sylvan are eligible to receive annual cash bonuses, at the discretion of the Board of Directors. Cash bonuses are determined on the basis of (a) the overall financial performance of Sylvan and (b) annual personal performance objectives for each officer, established by the Compensation Committee at the beginning of the year.

        Sylvan's executive officers may be offered by the Compensation Committee the alternative of receiving stock options in lieu of cash bonuses. The number of options for executive officers is determined by dividing the cash bonus by the share price of Sylvan Common Stock as of the date of receiving the bonus and multiplying the result by five. These options are fully vested on grant.

        Long-term Incentive Stock Options.    Options are granted to executive officers and other key employees whom the Compensation Committee determines to be important to the future growth and profitability of Sylvan. Based upon performance criteria similar to those applicable to cash bonuses for executives, the Compensation Committee determines the employees to whom options will be granted, the number of shares covered by each grant and the exercise price and vesting period for each grant. The Compensation Committee typically grants stock options with relatively long vesting periods, creating strong incentives for recipients to remain employees.

        Messrs. Hoehn-Saric and Becker had been entitled to annual stock option grants under Sylvan's 1993 Management Stock Option Plan based on Sylvan's performance compared to profitability targets established by the Compensation Committee. In 1996, the 1993 Management Stock Option Plan was discontinued, and in 1996 and 1997 Messrs. Hoehn-Saric and Becker received grants from the stockholder-approved 1996 Senior Management Stock Option Plan. In 1998, Messrs. Hoehn-Saric and Becker received grants from the 1998 Stock Incentive Plan.

        In June 2000, Mr. Hoehn-Saric forfeited all of his unvested Sylvan options upon taking the position of Chairman and CEO of Sylvan Ventures. In September 2001, the Compensation Committee cancelled 75,000 unvested options of Mr. McGee and converted another 75,000 options to three-year vesting. The 150,000 options were subject to performance vesting requirements which were no longer achievable due to the sale of the Prometric business.

        Mr. Becker had 252,000 unvested options subject to the same perfomance vesting, and these options were converted to a four-year vesting schedule with accelerated vesting by the Board based on Sylvan's achieving its year-end earnings per share goals beginning December 2001. In December 2001, the Board awarded Mr. Becker an additional 100,000 options subject to four-year vesting schedule, but subject to accelerated vesting on the same earnings per share criteria.

        Equity Position in Sylvan's International B.V. Venture.    In June of 1999, Messrs. Hoehn-Saric and Becker were each granted fully vested options to purchase approximately 4.3% of the common stock of SIBV at a total exercise price of $1,716,750.

        Mr. Appadoo was granted options to purchase approximately 3.6% of the common stock of SIBV, subject to a five-year vesting schedule, at a total exercise price of $1,299,375.

        CEOs' and President's Compensation.    Mr. Hoehn-Saric served as Chief Executive Officer and Chairman of the Board from April 1993 through June 2000, and served as President from 1988 to 1993. In June 2000, Mr. Hoehn-Saric became Chairman and CEO of Sylvan Ventures. Mr. Becker has served as President of Sylvan since April 1993, and served as CEO of the Sylvan Learning Center division of Sylvan from February 1991 to April 1993. In December 1995, Mr. Becker was named Co-Chief Executive Officer of Sylvan. In June 2000, Mr. Becker became Chairman and Chief Executive Officer of Sylvan.

        Messrs. Hoehn-Saric and Becker may earn incentive cash bonuses based on Sylvan Ventures' and Sylvan's actual annual financial performance respectively, as compared to the annual operating budget and the accomplishment of specific objectives established at the beginning of the year by the Compensation Committee. Financial performance accounts for 80% of the potential bonus and the remaining 20% is based on the subjective determination by the Compensation Committee as to accomplishment of the specific objectives.

        In March 2001, the Compensation Committee recommended, and the Board of Directors approved, a cash bonus for Mr. Hoehn-Saric of $350,000 and for Mr. Becker of $315,000. These bonuses were based on financial performance and accomplishment of specific objectives in 2000 as described above. No bonus payments were made to Messrs. Hoehn-Saric and Becker in 2000 for the 1999 objectives.

        Mr. Peter Cohen's 2001 compensation was a base amount of $300,000, with an incentive cash bonus of up to 100% of the base salary based 75% on Sylvan's actual annual financial performance and 25% on specific individual performance objectives established at the beginning of the year by the CEO. Mr. Cohen's bonus award in 2001 for 2000 performance was $202,500.

                      Mr. James H. McGuire—Chairman
                      Ms. Judith D. Moore
                      Mr. Laurence M. Berg

Audit Committee Report

        The Audit Committee of the Board of Directors is composed of three non-employee directors, as required by Nasdaq listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors and is responsible for overseeing Sylvan's financial reporting process on behalf of the Board of Directors. The members of the Audit Committee are James H. McGuire, John A. Miller and Laurence M. Berg. Each year, the Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of Sylvan's independent auditors.

        Management is responsible for Sylvan's financial statements and the financial reporting process, including internal controls. The independent auditors are responsible for performing an independent audit of Sylvan's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In this context, the Audit Committee has met and held discussions with management and Ernst & Young LLP ("E&Y"), Sylvan's independent auditors. Management represented to the Audit Committee that Sylvan's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with E&Y the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). These matters included a discussion of E&Y's judgments about the quality (not just the acceptability) of Sylvan's accounting principles as applied to financial reporting.

        E&Y also provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with E&Y that firm's independence. The Audit Committee further considered whether the provision by E&Y of the non-audit services described elsewhere in this Proxy Statement is compatible with maintaining the auditors' independence.

        In reliance upon the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representation of management and the disclosures by the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors (and the Board has approved) that Sylvan's audited consolidated financial statements be included in Sylvan's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended the selection of E&Y as Sylvan's independent auditors for 2002, subject to stockholder ratification.

                      Mr. Laurence M. Berg—Chairman
                      Mr. James H. McGuire
                      Mr. John A. Miller

Stock Performance Graph

        Under the rules of the Securities and Exchange Commission, Sylvan is required to provide a five-year comparison of the cumulative total stockholder return on Sylvan Common Stock with that of a broad equity market index and either a published industry index, or a Sylvan-constructed peer group index.

        The following graph compares the cumulative total stockholder return on Sylvan Common Stock during the period beginning December 31, 1996 and ending December 31, 2001, with the cumulative total return on the CRSP Total Return Index for the NASDAQ Stock Market (US Companies), and two Sylvan-constructed peer group indices. The companies included in the old peer group index are Strayer Education, Inc. (STRA), Apollo Group, Inc. (APOL) and Devry, Inc. (DVRV). These companies are all exclusively in the post-secondary education business. The new peer group index is comprised of Edison Schools, Inc. (EDSN), Nobel Learning Communities, Inc. (NLCI) and Renaissance, Inc. (RLRN), all of which more closely reflect the total business of Sylvan. The comparison assumes $100 was invested on December 31, 1996 in Sylvan Common Stock and in each of the other two indices. It also assumes reinvestment of any dividends.

        Sylvan does not make, nor does it endorse, any predictions as to future stock performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG SYLVAN LEARNING SYSTEMS, INC.,
THE NASDAQ STOCK MARKET (U.S.) INDEX,
A NEW PEER GROUP AND AN OLD PEER GROUP

* $100 INVESTED ON 12/31/96 IN STOCK OR INDEX—
INCLUDING REINVESTMENT OF DIVIDENDS
FISCAL YEAR ENDING DECEMBER 31.

Sylvan Management

        Executive Officers and Directors.    The current executive officers and directors of Sylvan are:

Current Directors

Name	Age	Position
Douglas L. Becker	36	Director, Chief Executive Officer, Chairman of the Board
R. Christopher Hoehn-Saric	39	Director, Chief Executive Officer and Chairman of the Board of Sylvan Ventures
James H. McGuire	58	Director, Chairman of the Compensation Committee and Member of the Audit Committee
R. William Pollock	73	Director
Laurence M. Berg	36	Director, Chairman of the Audit Committee and Member of the Compensation Committee
Michael S. Gross	40	Director
Judith D. Moore	60	Director, Chairman of the Nominating Committee and Member of the Compensation Committee
John A. Miller	48	Director, Member of the Audit Committee and Member of the Nominating Committee
Richard W. Riley	68	Director

Current Executive Officers

Name	Age	Position
Peter Cohen	47	President, Chief Operating Officer
B. Lee McGee	46	Executive Vice President — Sylvan Ventures
Raph Appadoo	51	President and Chief Executive Officer — Sylvan International Universities
Sean Creamer	37	Senior Vice President, Chief Financial Officer — Sylvan Learning Systems, Inc.
Paula Singer	48	President, Chief Executive Officer — Sylvan Online Higher Education

        Information relating to Sylvan's executive officers (other than Messrs. Hoehn-Saric and Becker) is set forth below. See "Information Concerning Nominees" and "Information Concerning Continuing Directors" above for information relating to Messrs. Hoehn-Saric and Becker and the other Sylvan directors. Ms. Moore, currently a director, has decided not to seek re-election.

        Peter Cohen.    Mr. Peter Cohen became President and Chief Operating Officer of Sylvan in February 2000. He was the President of the Learning Center Division from September 1996 to February 2000. Prior to joining Sylvan, he was the Chief Executive Officer of The Pet Practice, an 85 hospital veterinary business. He previously served as Vice President of Sales for National Media Corporation and Senior Vice President of Corporate Operations for Nutri-System Weight Loss Centers.

        Lee McGee.    Mr. McGee became Executive Vice President of Sylvan Ventures in February 2000. Mr. McGee held the position of Executive Vice President and Chief Financial Officer of Sylvan and its predecessor entities from 1987 to February 2000. Prior to joining Sylvan, Mr. McGee was employed with Kinder-Care Learning Centers, Inc. as Assistant Controller and Regional Manager for a five-state area.

        Raph Appadoo.    Mr. Appadoo has served as President and CEO of Sylvan International Universities since its inception in February 2000. From January 1996 to February 2000, Mr. Appadoo was Executive Vice President of Aetna's international division, as well as Senior Vice President for Business Development and CFO of that division. Before then, he held treasurer positions at Merrill Lynch and General Motors, as well as Business Manager at Raytheon Company.

        Sean Creamer.    Mr. Creamer became Senior Vice President and Chief Financial Officer of Sylvan Learning Systems in September 2001. He held the position of Vice President, Corporate Finance from June 2000 to September 2001, and was named Sylvan's Corporate Treasurer in February 2001. Prior to joining Sylvan in 1996 as Vice President of Tax, Mr. Creamer held a number of senior positions within the Corporate Tax and Treasury groups at Mobil Corporation.

        Paula Singer.    Ms. Singer has served as President and CEO of Sylvan Online Higher Education since July 2001. From October 1996 until July 2001, she was a divisional president of Sylvan Educational Solutions. Before joining Sylvan in 1993, Ms. Singer held several senior positions at American Learning Corporation, a subsidiary of Encyclopedia Britannica.

        There are no family relationships among any of the executive officers or directors of Sylvan. Executive officers of Sylvan are elected by the Sylvan Board on an annual basis and serve at the discretion of the Sylvan Board.

Stock Ownership of Certain Beneficial Owners, Directors and Management

        The following table sets forth information regarding the beneficial ownership of Sylvan Common Stock as of March 31, 2002 by (i) each person or entity that we know beneficially owns more than 5% of Sylvan Common Stock, (ii) each director and director nominee, (iii) the Chief Executive Officer and each of the other Named Executive Officers and (iv) all directors and Executive Officers as a group. Unless otherwise indicated, the named persons exercise sole voting and investment power over the shares shown as beneficially owned by them.

	Beneficially Owned
Name
	Number	Percent
Executive Officers, Directors and Employees:
Douglas L. Becker (1)	2,274,448	5.71
Peter Cohen (2)	168,750	*
Sean R. Creamer (3)	163,061	*
R. Christopher Hoehn-Saric (4)	1,626,572	4.09
R. William Pollock (5)	3,099,842	7.79
James H. McGuire (6)	37,500	*
Laurence Berg (7)	25,000	*
Michael S. Gross (8)	25,000	*
Judith D. Moore (9)	21,000	*
Richard Riley (10)	10,000	*
John A. Miller (11)	24,551	*
B. Lee McGee (12)	570,509	*
Paula Singer (13)	159,375	*
Raph Appadoo (14)	3,000	n/a
All directors and Executive Officers as a group (14 persons)	8,208,608	20.62
Other Stockholders:
Capital Research and Mangement Company (15)	2,135,200	5.36

*
Represents beneficial ownership of not more than one percent of the outstanding Sylvan Common Stock

(1)
Includes options to purchase 1,990,578 shares of Sylvan Common Stock. The address of this stockholder is c/o Sylvan Learning Systems, Inc., 1001 Fleet Street, Baltimore, MD 21202.

(2)
Includes options to purchase 168,750 shares of Sylvan Common Stock. The address of this stockholder is c/o Sylvan Learning Systems, Inc., 1001 Fleet Street, Baltimore, MD 21202.

(3)
Includes options to purchase 110,000 shares of Sylvan Common Stock. The address of this stockholder is c/o Sylvan Learning Systems, Inc., 1001 Fleet Street, Baltimore, MD 21202.

(4)
Includes options to purchase 1,373,078 shares of Sylvan Common Stock. The address of this stockholder is c/o Sylvan Learning Systems, Inc., 1001 Fleet Street, Baltimore, MD 21202.

(5)
The address of this stockholder is c/o Sylvan Learning Systems, Inc., 1001 Fleet Street, Baltimore, MD 21202.

(6)
Includes options to purchase 37,500 shares of Sylvan Common Stock. The address of this stockholder is c/o Sylvan Learning Systems, Inc., 1001 Fleet Street, Baltimore, MD 21202.

(7)
Includes options to purchase 25,000 shares of Sylvan Common Stock. The address of this stockholder is c/o Sylvan Learning Systems, Inc., 1001 Fleet Street, Baltimore, MD 21202.

(8)
Includes options to purchase 25,000 shares of Sylvan Common Stock. The address of this stockholder is c/o Sylvan Learning Systems, Inc., 1001 Fleet Street, Baltimore, MD 21202.

(9)
Includes options to purchase 20,000 shares of Sylvan Common Stock. The address of this stockholder is c/o Sylvan Learning Systems, Inc., 1001 Fleet Street, Baltimore, MD 21202.

(10)
Includes options to purchase 10,000 shares of Sylvan Common Stock. The address of this stockholder is c/o Sylvan Learning Systems, Inc., 1001 Fleet Street, Baltimore, MD 21202.

(11)
The address of this stockholder is c/o Sylvan Learning Systems, Inc., 1001 Fleet Street, Baltimore, MD 21202.

(12)
Includes options to purchase 570,509 shares of Sylvan Common Stock.

(13)
Includes options to purchase 159,375 sahres of Sylvan Common Stock.

(14)
The address of this stockholder is c/o Sylvan Learning Systems, Inc., 1001 Fleet Street, Baltimore, MD 21202.

(15)
Based upon a Schedule 13G filed by this stockholder on February 11, 2002. 2,135,200 shares with sole voting power. The address of this stockholder is 333 South Hope Street, Los Angeles, California 90071.

II.    AUDITOR CONFIRMATION

        The Board of Directors, pursuant to the recommendation of its Audit Committee, has selected Ernst & Young LLP, independent auditors, to examine and audit the financial statements of Sylvan for the year ending December 31, 2002. Ernst & Young LLP has served as independent auditors of Sylvan since 1991. A partner of the firm is expected to be present at the Annual Meeting, and available to respond to appropriate questions and will have an opportunity to make a statement if he or she desires to do so.

        In 2001, Ernst & Young LLP performed various professional services for Sylvan. These included completion of the examination of the 2000 financial statements for Sylvan, other review work of required filings with the Securities and Exchange Commission, preliminary work on the examination of the 2001 financial statements, consultation on corporate tax returns and other consultation with Sylvan personnel on accounting, tax and related matters.

Audit Fees

        Fees for professional services rendered in connection with the audit of Sylvan's consolidated financial statements and the reviews of our consolidated financial statements included in our quarterly reports filed with the Securities and Exchange Commission for the year 2001 were $1,500,000.

Financial Information Systems Design and Implementation Fees

        For the year 2001, E&Y did not provide Sylvan any professional services for financial information systems design and implementation.

All Other Fees

        For the year 2001, fees for all other professional services rendered to Sylvan were $1,400,000, including audit related fees of $800,000. Audit related fees include fees for pension and statutory audits, due diligence for Sylvan International Universities and Sylvan Ventures, accounting consultations, and SEC registration statements for eSylvan. The remaining $600,000 of fees for non-audit services relate primarily to tax compliance and consulting.

        The affirmative vote of a majority of the shares of Sylvan Common Stock present in person or represented by proxy at the Annual Meeting is required for ratification of the selection of Ernst & Young LLP as Sylvan's independent auditors.

        The Board of Directors unanimously recommends that the stockholders vote "FOR" the ratification of the selection of Ernst & Young LLP as Sylvan's Independent Auditors.

III.    OTHER MATTERS

        The Board of Directors knows of no other matters to be presented for action at the meeting other than those mentioned above; however, if any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote on such matters in accordance with their judgment as to the best interests of Sylvan.

STOCKHOLDER PROPOSALS

        Any stockholder proposals intended to be presented at Sylvan's 2002 Annual Meeting must have been received by Sylvan's Secretary not later than December 20, 2001 for inclusion in this Proxy Statement. No such proposals were received.

        Any stockholder that wants to include a proposal in the proxy statement for Sylvan's 2003 Annual Meeting must send the proposal to Sylvan Learning Systems, Inc., Attn: Secretary, at 1001 Fleet Street, Baltimore, Maryland 21202. Proposals must be received on or before December 31, 2002 to be included in next year's proxy statement.

        Stockholders intending to present a proposal at Sylvan's 2003 Annual Meeting but not to include the proposal in our proxy statement, must comply with the requirements set forth in our Bylaws. The Bylaws require, among other things, that a stockholder submit a written notice of intent to present such a proposal that is received by Sylvan's Secretary no more than 120 days and no less than 90 days prior to the anniversary of the mailing date of the preceding year's annual meeting proxy statement. Therefore, we must receive notice of such a proposal for the 2002 Annual Meeting no earlier than December 31, 2002 and no later than January 30, 2003. If the notice is received before December 31, 2002 or after January 30, 2003, it will be considered untimely and we will not be required to present it at the 2003 Annual Meeting.

MISCELLANEOUS

        A copy of the Sylvan's Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission, excluding exhibits thereto, may be obtained without charge, by writing Investor Relations, Sylvan Learning Systems, Inc., 1001 Fleet Street, Baltimore, Maryland 21202 or by telephoning (410) 843-8000. Sylvan's Annual Report to stockholders for the year ended December 31, 2001, including its consolidated financial statements, is being mailed to all stockholders entitled to vote at the 2002 Annual Meeting together with this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material. The Annual Report provides additional information about Sylvan.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      Robert W. Zentz
                      Secretary

Baltimore, Maryland
April 30, 2002

PROXY
SYLVAN LEARNING SYSTEMS, INC.
1001 Fleet Street, Baltimore, Maryland 21202

        The undersigned hereby constitutes and appoints Douglas L. Becker as Proxy for the undersigned, with full power to appoint his substitutes, and authorizes him to represent and to vote all shares of Common Stock of Sylvan Learning Systems, Inc. (the "Company") held by the undersigned as of the close of business on April 22, 2002 at the Annual Meeting of Stockholders to be held at Sylvan Learning Systems, Inc., 1001 Fleet Street, Baltimore, Maryland 21202, on Thursday, June 6, 2002 at 10:00 a.m., local time, and at any adjournments or postponements thereof.

        1.    Proposal to elect the following persons as directors for the class indicated, and until their successors are duly elected and qualified:

Class II—3 year Term Nominees:
R. Christopher Hoehn-Saric John A. Miller David A. Wilson

        2.    Proposal to ratify the selection of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2002.

        The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the Proxy Statement with respect thereto and the Company's 2001 Annual Report, and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

        Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature must be that of an authorized officer who should state his or her title.

SYLVAN LEARNING SYSTEMS, INC.

Dear Stockholder:

        Please take note of the important information with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

        Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

        Please mark the boxes on this proxy card to indicate how your shares will be voted, then sign the card, detach it and return your proxy vote in the enclosed prepaid envelope.

        Your vote must be received prior to the Annual Meeting of Stockholders, June 6, 2002.

        Thank you in advance for your prompt consideration of these matters.

Sincerely,

Robert W. Zentz
Secretary

QuickLinks

SYLVAN LEARNING SYSTEMS, INC. 1001 Fleet Street Baltimore, Maryland 21202 (410) 843-8000
PROXY STATEMENT
INTRODUCTION
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* AMONG SYLVAN LEARNING SYSTEMS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX, A NEW PEER GROUP AND AN OLD PEER GROUP
STOCKHOLDER PROPOSALS
MISCELLANEOUS
PROXY SYLVAN LEARNING SYSTEMS, INC. 1001 Fleet Street, Baltimore, Maryland 21202
SYLVAN LEARNING SYSTEMS, INC.